Exhibit 10 under Form N-1A
                        Exhibit 5 under Item 601/Reg. S-K

                           FEDERATED SERVICES COMPANY
                            Federated Investors Tower
                            Pittsburgh, PA 15222-3779
                                  412-288-1900

                                November 19, 1997



The Board of Trustees of
WCT Funds
Federated Investors Tower
Pittsburgh, PA  15222-3779

Trustees:

      WCT Funds (the "Trust") proposes to offer and sell shares of beneficial interest in a portfolio of securities known as WCT Equity Fund (the "Shares") in the manner and on the terms set forth in the Trust's Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") and under the Investment Company Act of 1940 (the "1940 Act").

      As counsel I have participated in the preparation and filing of the Registration Statement under the Securities Act and the 1940 Act. Further, I have examined and am familiar with the provisions of the Trust's Declaration of Trust dated July 1, 1997, ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records as I have deemed to be relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purpose of this opinion.

      Based upon the foregoing, it is my opinion that:

      1. The Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

      2. The Shares which are currently being registered by the Registration Statement may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the Declaration of Trust and subject to compliance with the Securities Act, the 1940 Act, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable by the Trust.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any application or notification required to be filed under the securities laws of any of the States of the United States.

      The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I express no opinion as to the laws of any other jurisdiction.

                                    Very truly yours,


                                    /s/C. Grant Anderson
                                    C. Grant Anderson
                                    Corporate Counsel